Exhibit 99.1

FOR IMMEDIATE RELEASE
January 31, 2018

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9303

AGNC INVESTMENT CORP.
ANNOUNCES FOURTH QUARTER 2017 FINANCIAL RESULTS

Bethesda, MD - January 31, 2018 - AGNC Investment Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today announced financial results for the quarter ended December 31, 2017.

FOURTH QUARTER 2017 FINANCIAL HIGHLIGHTS

•	$0.44 comprehensive income per common share, comprised of:

◦	$0.96 net income per common share

◦	$(0.52) other comprehensive loss ("OCI") per common share on investments marked-to-market through OCI

•	$0.63 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization cost [1]

◦
Includes $0.20 per common share of dollar roll income associated with the Company's $18.4 billion average net long position in forward purchases and sales of Agency mortgage-backed securities ("MBS") in the "to-be-announced" ("TBA") market

◦	Excludes $(0.01) per common share of estimated "catch-up" premium amortization cost due to change in projected constant prepayment rate ("CPR") estimates

•	$19.69 tangible net book value per common share as of December 31, 2017

◦	Decreased $(0.09) per common share, or -0.5%, from $19.78 per common share as of September 30, 2017

◦	Excludes $551 million, or $1.41 per common share, of goodwill and other intangible assets as of December 31, 2017

•	$0.54 dividends declared per common share during the quarter

•	2.3% economic return on tangible common equity for the quarter

◦	Comprised of $0.54 dividends per common share and $(0.09) decrease in tangible net book value per common share

AGNC Investment Corp.
January 31, 2018

OTHER FOURTH QUARTER HIGHLIGHTS

•	$72.8 billion investment portfolio as of December 31, 2017, comprised of:

◦	$56.2 billion Agency MBS

◦	$15.7 billion TBA mortgage position

◦	$0.9 billion credit risk transfer ("CRT") and non-Agency securities

•	8.1x tangible net book value "at risk" leverage as of December 31, 2017

◦	8.1x average tangible net book value "at risk" leverage for the quarter

•	10.1% portfolio CPR for the quarter

◦	8.4% average projected portfolio life CPR as of December 31, 2017

•	1.36% annualized net interest margin and TBA dollar roll income for the quarter, excluding estimated "catch-up" premium amortization cost

◦	Excludes -2 bps of "catch up" premium amortization cost due to change in projected CPR estimates

◦	Decreased from 1.41% for the prior quarter, excluding -7 bps of "catch-up" premium amortization cost

2017 FULL YEAR HIGHLIGHTS

•	$2.19 comprehensive income per common share, comprised of:

◦	$2.04 net income per common share

◦	$0.15 OCI per common share

•	$2.56 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization cost [1]

◦	Includes $0.92 per common share of dollar roll income

◦	Excludes $(0.10) per common share of estimated "catch-up" premium amortization cost

•	$2.16 dividends declared per common share

•	12.1% economic return on tangible common equity, comprised of:

◦	$2.16 dividends per common share

◦	$0.19 increase in tangible net book value per common share from $19.50 per common share as of December 31, 2016

•	Over $1.5 billion of accretive common and preferred equity raised during the year

◦	$173 million 8.00% Series A Preferred Stock redeemed

•	23.7% total stock return
___________

1.
Represents a non-GAAP measure. Please refer to a reconciliation to the most applicable GAAP measure and additional information regarding the use of non-GAAP financial information later in this release.

MANAGEMENT REMARKS
"2017 was an excellent year for AGNC," commented Gary Kain, the Company's Chief Executive Officer, President and Chief Investment Officer. "The Company generated a 12.1% economic return on tangible common equity, consisting of $2.16 in dividends per common share and a $0.19 increase in tangible net book value per common share. AGNC’s total stock return for the year, assuming reinvestment of dividends, was 23.7%. Finally, AGNC’s operating efficiency continued to lead the industry in 2017 with total operating expenses, net of management fees received from MTGE Investment Corp., representing 0.72% of average equity. In today’s environment, a low fee structure is a critical consideration for many investors, and we believe our management structure is a significant competitive advantage that will improve as we grow.

AGNC Investment Corp.
January 31, 2018

"Looking ahead, we will continue to focus on opportunities to improve returns for our shareholders through careful asset selection, disciplined risk management, and our operating cost advantage. Within the mortgage investment landscape, we continue to believe that Agency mortgage-backed securities (“Agency MBS”) provide very favorable risk-adjusted returns for levered investors. As the Federal Reserve (the "Fed") reduces its balance sheet and, specifically, its Agency MBS position, we anticipate attractive opportunities will persist, and we strongly believe AGNC is well-positioned to take advantage of these opportunities."

"AGNC’s financial performance in 2017 is particularly notable given our conservative risk profile throughout the year," added Peter Federico, the Company's Executive Vice President and Chief Financial Officer.  "In fact, our hedge ratio - the ratio of our interest rate hedges to total borrowings and TBA funded assets - exceeded 90% throughout the year. In addition, we took advantage of favorable equity capital markets to raise over $1.5 billion in accretive capital, while redeeming some of our higher cost preferred stock. As an internally-managed company, we do not have additional management fees associated with new capital, and, as a result, the incremental capital enhanced our net book value and reduced our operating costs as a percentage of our equity."

TANGIBLE NET BOOK VALUE PER COMMON SHARE
As of December 31, 2017, the Company's tangible net book value per common share was $19.69 per share, a decrease of $(0.09) per common share, or -0.5%, from $19.78 per common share as of September 30, 2017. The Company's tangible net book value per common share excludes $551 million, or $1.41 per common share, of goodwill and other intangible assets as of December 31, 2017.

INVESTMENT PORTFOLIO
As of December 31, 2017, the Company's investment portfolio totaled $72.8 billion, comprised of:

•	$71.9 billion of Agency MBS and TBA securities, including:

◦	$70.8 billion of fixed-rate securities, comprised of:

•	$45.4 billion 30-year fixed-rate securities,

•	$10.7 billion 30-year TBA securities,

•	$8.9 billion 15-year securities,

•	$5.0 billion 15-year TBA securities, and

•	$0.7 billion 20-year fixed-rate securities;

◦	$0.9 billion of collateralized mortgage obligations ("CMOs"), including principal and interest-only strips; and

◦	$0.3 billion of adjustable-rate securities;

•	$0.9 billion of CRT and non-Agency securities; and

•	$29 million of investments in REIT equity securities consisting of shares of MTGE Investment Corp. common stock.

As of December 31, 2017, inclusive of TBA securities, 30-year and 15-year Agency MBS fixed rate securities represented 77% and 19% of the Company's investment portfolio, respectively, largely unchanged from 76% and 20%, respectively, as of September 30, 2017.

AGNC Investment Corp.
January 31, 2018

As of December 31, 2017, the Company's fixed-rate Agency MBS, inclusive of TBA securities, had a weighted average coupon of 3.55%, compared to 3.54% as of September 30, 2017, comprised of the following weighted average coupons:

•	3.65% for 30-year fixed-rate securities;

•	3.16% for 15-year fixed rate securities; and

•	3.48% for 20-year fixed-rate securities.

The Company accounts for TBA securities (or "dollar roll funded assets") as derivative instruments and recognizes dollar roll income in other gain (loss), net on the Company's financial statements. As of December 31, 2017, the Company's net TBA position had a total fair value of $15.7 billion and a GAAP net carrying value of $3 million reported in derivative assets/(liabilities) on the Company's balance sheet, compared to a total fair value of $19.4 billion and a GAAP net carrying value of $(24) million as of September 30, 2017.

CONSTANT PREPAYMENT RATES
The Company's investment portfolio had a weighted average CPR of 10.1% for the fourth quarter, compared to 12.1% for the prior quarter. The weighted average projected CPR for the remaining life of the Company's Agency securities held as of December 31, 2017 was 8.4%, compared to 8.5% as of September 30, 2017.

The weighted average cost basis of the Company's investment portfolio was 104.9% of par value as of December 31, 2017. Net premium amortization cost on the Company's investment portfolio for the fourth quarter was $(96) million, or $(0.25) per common share, which includes "catch-up" premium amortization cost of $(3) million, or $(0.01) per common share, due to changes in the Company's projected CPR estimates for securities acquired prior to the fourth quarter. This compares to net premium amortization cost for the prior quarter of $(97) million, or $(0.27) per common share, including "catch-up" premium amortization cost of $(12) million, or $(0.03) per common share.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield on its investment portfolio, excluding the net TBA position, was 2.84% for the fourth quarter, an increase from 2.72% for the prior quarter. Excluding "catch-up" premium amortization, the Company's average asset yield was 2.86% for the fourth quarter, an increase from 2.82% for the prior quarter. The Company's average asset yield including TBA securities and excluding "catch-up" premium amortization was 2.88%, largely unchanged from 2.87% for the prior quarter.

For the fourth quarter, the weighted average interest rate on the Company's Agency repurchase agreements was 1.43%, compared to 1.34% for the prior quarter. The Company's average implied TBA funding cost was 1.23% for the fourth quarter, compared to 1.12% for the prior quarter. Inclusive of interest rate swap costs, the Company's combined average cost of funds for the fourth quarter was 1.52%, an increase from 1.46% for the prior quarter.

The Company's annualized net interest margin, including TBA securities and interest rate swap costs, was 1.35% for the fourth quarter, compared to 1.34% for the prior quarter. Excluding "catch-

AGNC Investment Corp.
January 31, 2018

up" premium amortization, the Company's combined annualized net interest margin for the fourth quarter was 1.36%, a decrease from 1.41% for the prior quarter.

Net of other operating income and expenses, the Company recognized $0.62 per common share of net spread and dollar roll income (a non-GAAP financial measure) for the fourth quarter, compared to $0.59 for the prior quarter. Excluding "catch-up" premium amortization, the Company's net spread and dollar roll income was $0.63 per common share for the fourth quarter, an increase from $0.62 per common share for the prior quarter. A reconciliation of the Company's net interest income to net spread and dollar roll income and additional information regarding the Company's use of non-GAAP measures are included later in this release.

LEVERAGE
As of December 31, 2017, $50.3 billion of Agency repo, $0.4 billion of other debt and $15.7 billion of TBA dollar roll positions were used to fund the Company's investment portfolio. Inclusive of its net TBA position and net payable/(receivable) for unsettled securities, the Company's tangible net book value "at risk" leverage ratio was 8.1x as of December 31, 2017, compared to 8.0x as of September 30, 2017.

As of December 31, 2017, the Company's Agency repurchase agreements had a weighted average interest rate of 1.57%, an increase from 1.36% as of September 30, 2017, and a weighted average remaining days to maturity of 116 days, compared to 129 days as of September 30, 2017. As of December 31, 2017, $16.6 billion, or 33%, of the Company's Agency repurchase agreements were funded through the Company's captive broker-dealer subsidiary, Bethesda Securities, LLC, compared to $13.8 billion, or 30%, as of September 30, 2017.

As of December 31, 2017, the Company's Agency repurchase agreements had remaining maturities of:

•	$35.9 billion of three months or less;

•	$7.3 billion from three to six months;

•	$2.6 billion from six to twelve months;

•	$3.9 billion from one to three years; and

•	$0.6 billion from three to five years.

HEDGING ACTIVITIES
As of December 31, 2017, 97% of the Company's outstanding balance of Agency repurchase agreements, other debt and net TBA position was hedged with interest rate swaps, swaptions and U.S. Treasury positions, compared to 92% as of September 30, 2017.

As of December 31, 2017, the Company's interest rate swap position totaled $43.7 billion in notional amount, compared to $42.2 billion as of September 30, 2017. The Company's interest rate swap position as of December 31, 2017 included $4.6 billion of forward starting swaps, with an average forward start date of 0.3 years, compared to $3.4 billion and 0.4 years, respectively, as of September 30, 2017. Including forward starting swaps, the Company's interest rate swap portfolio had an average fixed pay rate of 1.74%, an average receive rate of 1.44% and an average maturity of 4.5 years as of December 31, 2017, compared to 1.66%, 1.31% and 4.5 years, respectively, as of September 30, 2017. Excluding forward starting swaps, the Company's interest rate swap portfolio

AGNC Investment Corp.
January 31, 2018

had an average fixed pay rate of 1.68% as of December 31, 2017, compared to 1.61% as of September 30, 2017.

The Company also utilizes payer swaptions and U.S. Treasury securities and futures to further mitigate exposure to changes in interest rates. As of December 31, 2017, the Company had payer swaptions outstanding totaling $6.7 billion, compared to $5.0 billion as of September 30, 2017, and short U.S. Treasury positions outstanding totaling $14.0 billion, compared to $12.7 billion as of September 30, 2017.

OTHER GAIN (LOSS), NET
For the fourth quarter, the Company recorded a net gain of $193 million in other gain (loss), net, or $0.49 per common share, compared to a net gain of $125 million, or $0.34 per common share, for the prior quarter. Other gain (loss), net for the fourth quarter was comprised of:

•	$(16) million of net realized losses on sales of investment securities;

•	$(65) million of net unrealized losses on investment securities measured at fair value through net income;

•	$(21) million of interest rate swap periodic costs;

•	$246 million of net gains on interest rate swaps;

•	$(20) million of net losses on interest rate swaptions;

•	$97 million of net gains on U.S. Treasury positions;

•	$78 million of TBA dollar roll income;

•	$(108) million of net mark-to-market losses on TBA mortgage positions;

•	$3 million of management fee income; and

•	$(1) million of other net miscellaneous losses.

OTHER COMPREHENSIVE LOSS
During the fourth quarter, the Company recorded an other comprehensive loss of $(205) million, or $(0.52) per common share, consisting of net unrealized losses on the Company's Agency securities recognized through OCI, compared to $90.0 million, or $0.25 per common share, of other comprehensive income for the prior quarter.

Starting in fiscal year 2017, the Company elected to recognize unrealized gains and losses on Agency securities acquired after fiscal year 2016 through net income. Unrealized gains and losses on Agency securities acquired prior to fiscal year 2017 will continue to be recognized through OCI until the Company receives full repayment of principal or disposes of the security.

FOURTH QUARTER 2017 DIVIDEND DECLARATIONS
During the fourth quarter, the Company's Board of Directors declared dividends of $0.18 per share to common stockholders of record as of October 31, November 30 and December 29, 2017, respectively, totaling $0.54 per share for the quarter, which were paid on November 9 and December 8, 2017 and January 9, 2018, respectively. Since its May 2008 initial public offering through the fourth quarter of 2017, the Company has declared a total of $7.5 billion in common stock dividends, or $37.16 per common share.

On December 12, 2017, the Company's Board of Directors declared a fourth quarter dividend on its 7.750% Series B Cumulative Redeemable Preferred Stock of $0.484375 per depositary share

AGNC Investment Corp.
January 31, 2018

and on its Series C Preferred Stock of $0.43750 per depositary share. The dividends were paid on January 16, 2018 to preferred stockholders of record as of January 1, 2018.

The Company also announced the tax characteristics of its 2017 common and preferred stock dividends. The Company's distributions of $2.16 per common share for dividends declared during the twelve month period ended November 30, 2017 consisted of $0.813744 ordinary dividend distributions and $1.346256 non-dividend distributions (also known as "return of capital") per common share for federal income tax purposes. The dividend of $0.18 per common share declared on December 12, 2017, which was paid on January 9, 2018, will be reported as a 2018 distribution for federal income tax purposes. The Company's distributions of $1.8330 per Series A preferred share, $1.93750 per Series B depository share and $0.257640 per Series C depository share for dividends paid during the twelve months ended December 31, 2017 consisted of ordinary dividend distributions for federal income tax purposes. Stockholders should receive an IRS Form 1099-DIV containing this information from their brokers, transfer agents or other institutions. For additional detail please visit the Company's website at www.AGNC.com.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread and dollar roll income; net spread and dollar roll income, excluding "catch-up" premium amortization; economic interest income; economic interest expense; estimated taxable income; and the related per common share measures and financial metrics derived from such information, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

AGNC Investment Corp.
January 31, 2018

AGNC INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $53,055, $47,997, $41,263, $41,587 and $43,943, respectively)	$55,506	$51,638	$45,226	$43,856	$45,393
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	662	700	737	777	818
Credit risk transfer securities, at fair value	876	717	572	383	164
Non-Agency securities, at fair value (including pledged securities of $0, $0, $0, $0 and $90, respectively)	36	36	31	31	124
U.S. Treasury securities, at fair value (including pledged securities of $0, $0, $0, $0 and $173, respectively)	—	—	—	—	182
REIT equity securities, at fair value	29	4	4	—	—
Cash and cash equivalents	1,046	1,098	1,122	1,073	1,208
Restricted cash	317	294	261	219	74
Derivative assets, at fair value	205	183	214	205	355
Receivable for securities sold (including pledged securities of $0, $149, $348, $537 and $21, respectively)	—	521	353	688	21
Receivable under reverse repurchase agreements	10,961	9,226	7,489	8,908	7,716
Goodwill and other intangible assets, net	551	552	553	554	554
Other assets	187	521	149	144	271
Total assets	$70,376	$65,490	$56,711	$56,838	$56,880
Liabilities:
Repurchase agreements	$50,296	$45,505	$39,058	$39,375	$37,858
Debt of consolidated variable interest entities, at fair value	357	380	405	434	460
Federal Home Loan Bank advances	—	—	—	—	3,037
Payable for securities purchased	95	1,373	2,005	693	—
Derivative liabilities, at fair value	28	62	73	69	256
Dividends payable	80	77	71	66	66
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	10,467	9,119	7,221	8,792	7,636
Accounts payable and other liabilities	299	183	133	117	211
Total liabilities	61,622	56,699	48,966	49,546	49,524
Stockholders' equity:
Preferred stock - aggregate liquidation preference of $500, $500, $348, $348 and $348, respectively	484	484	336	336	336
Common stock - $0.01 par value; 600.0 shares authorized;
391.3, 391.3, 355.6, 331.0 and 331.0 shares issued and outstanding, respectively	4	4	4	3	3
Additional paid-in capital	11,173	11,172	10,435	9,932	9,932
Retained deficit	(2,562)	(2,729)	(2,800)	(2,628)	(2,518)
Accumulated other comprehensive loss	(345)	(140)	(230)	(351)	(397)
Total stockholders' equity	8,754	8,791	7,745	7,292	7,356
Total liabilities and stockholders' equity	$70,376	$65,490	$56,711	$56,838	$56,880

Tangible net book value per common share	$19.69	$19.78	$19.25	$19.31	$19.50

AGNC Investment Corp.
January 31, 2018

AGNC INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2017
Interest income:
Interest income	$386	$318	$293	$296	$1,293
Interest expense	174	140	112	98	524
Net interest income	212	178	181	198	769
Other gain (loss), net:
Realized gain (loss) on sale of investment securities, net	(16)	22	15	(84)	(63)
Unrealized gain (loss) on investment securities measured at fair value through net income, net	(65)	(31)	9	16	(71)
Gain (loss) on derivative instruments and other securities, net	271	131	(169)	(40)	193
Management fee income	3	3	4	3	13
Total other gain (loss), net	193	125	(141)	(105)	72
Expenses:
Compensation and benefits	12	10	10	10	42
Other operating expenses	8	7	6	7	28
Total operating expenses	20	17	16	17	70
Net income	385	286	24	76	771
Dividend on preferred stock	9	9	7	7	32
Issuance costs of redeemed preferred stock	—	6	—	—	6
Net income available to common stockholders	$376	$271	$17	$69	$733

Net income	$385	$286	$24	$76	$771
Unrealized gain (loss) on investment securities measured at fair value through other comprehensive income (loss), net	(205)	90	121	46	52
Comprehensive income	180	376	145	122	823
Dividend on preferred stock	9	9	7	7	32
Issuance costs of redeemed preferred stock	—	6	—	—	6
Comprehensive income available to common stockholders	$171	$361	$138	$115	$785

Weighted average number of common shares outstanding - basic	391.3	364.7	346.4	331.0	358.6
Weighted average number of common shares outstanding - diluted	391.5	364.9	346.5	331.1	358.7
Net income per common share - basic and diluted	$0.96	$0.74	$0.05	$0.21	$2.04
Comprehensive income per common share - basic and diluted	$0.44	$0.99	$0.40	$0.35	$2.19
Dividends declared per common share	$0.54	$0.54	$0.54	$0.54	$2.16

AGNC Investment Corp.
January 31, 2018

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME (NON-GAAP MEASURE) [1]
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2017
GAAP net interest income:
Interest income	$386	$318	$293	$296	$1,293
Interest expense	174	140	112	98	524
GAAP net interest income	212	178	181	198	769
TBA dollar roll income, net [2,3]	78	87	93	71	329
Interest rate swap periodic costs [2,4]	(21)	(26)	(35)	(45)	(127)
Dividend income from REIT equity securities [2]	1	—	—	—	1
Adjusted net interest and dollar roll income	270	239	239	224	972
Other operating income (expense):
Management fee income	3	3	4	3	13
Operating expenses	(20)	(17)	(16)	(17)	(70)
Total operating income (expense), net	(17)	(14)	(12)	(14)	(57)
Net spread and dollar roll income	253	225	227	210	915
Dividend on preferred stock	9	9	7	7	32
Net spread and dollar roll income available to common stockholders	244	216	220	203	883
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast [5]	3	12	13	9	37
Net spread and dollar roll income, excluding "catch-up" premium amortization, available to common stockholders	$247	$228	$233	$212	$920

Weighted average number of common shares outstanding - basic	391.3	364.7	346.4	331.0	358.6
Weighted average number of common shares outstanding - diluted	391.5	364.9	346.5	331.1	358.7
Net spread and dollar roll income per common share - basic	$0.62	$0.59	$0.64	$0.61	$2.46
Net spread and dollar roll income per common share - diluted	$0.62	$0.59	$0.63	$0.61	$2.46
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - basic	$0.63	$0.63	$0.67	$0.64	$2.57
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - diluted	$0.63	$0.62	$0.67	$0.64	$2.56

AGNC Investment Corp.
January 31, 2018

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME (NON-GAAP MEASURE) [1]
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2017
Net income	$385	$286	$24	$76	$771
Book to tax differences:
Premium amortization, net	(7)	(3)	4	(3)	(9)
Realized gain/loss, net	(262)	(112)	99	(379)	(654)
Net capital loss/(utilization of net capital loss carryforward) [8]	20	(159)	(232)	276	(95)
Unrealized gain/(loss), net	(55)	41	160	77	223
Other	1	(2)	(2)	(10)	(13)
Total book to tax differences	(303)	(235)	29	(39)	(548)
Estimated REIT taxable income	82	51	53	37	223
Dividend on preferred stock	9	9	7	7	32
Estimated REIT taxable income, net of preferred stock dividend	$73	$42	$46	$30	$191
Weighted average number of common shares outstanding - basic	391.3	364.7	346.4	331.0	358.6
Weighted average number of common shares outstanding - diluted	391.5	364.9	346.5	331.1	358.7
Estimated REIT taxable income per common share - basic and diluted	$0.19	$0.12	$0.13	$0.09	$0.53

Beginning cumulative non-deductible net capital loss	$337	$496	$728	$452	$452
Net capital loss/(utilization of net capital loss carryforward)	20	(159)	(232)	276	(95)
Ending cumulative non-deductible net capital loss	$357	$337	$496	$728	$357
Ending cumulative non-deductible net capital loss per common share	$0.91	$0.86	$1.39	$2.20	$0.91

AGNC Investment Corp.
January 31, 2018

AGNC INVESTMENT CORP.
NET INTEREST MARGIN COMPONENTS BY FUNDING SOURCE [1]
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2017
Adjusted net interest and dollar roll income, excluding "catch-up" premium amortization:
Economic interest income:
Investment securities - GAAP interest income [9]	$386	$318	$293	$296	$1,293
Estimated "catch-up" premium amortization cost due to change in CPR forecast [5]	3	12	13	9	37
TBA dollar roll income - implied interest income [2,3,6]	134	139	130	90	493
Economic interest income, excluding "catch-up" premium amortization	523	469	436	395	1,823
Economic interest expense:
Repurchase agreements and other debt - GAAP interest expense	(174)	(140)	(112)	(98)	(524)
TBA dollar roll income - implied interest expense [2,3,6]	(56)	(52)	(37)	(19)	(164)
Interest rate swap periodic costs [2,4]	(21)	(26)	(35)	(45)	(127)
Economic interest expense	(251)	(218)	(184)	(162)	(815)
Dividend income from REIT equity securities [2]	1	—	—	—	1
Adjusted net interest and dollar roll income, excluding "catch-up" premium amortization	$273	$251	$252	$233	$1,009

Net interest margin, excluding "catch-up" amortization:
Average asset yield:
Investment securities - average asset yield	2.84%	2.72%	2.66%	2.68%	2.73%
Estimated "catch-up" premium amortization cost due to change in CPR forecast	0.02%	0.10%	0.12%	0.08%	0.08%
Investment securities average asset yield, excluding "catch-up" premium amortization	2.86%	2.82%	2.78%	2.76%	2.81%
TBA securities - average implied asset yield [6]	2.93%	2.99%	3.08%	2.81%	2.96%
Average asset yield, excluding "catch-up" premium amortization	2.88%	2.87%	2.86%	2.77%	2.65%
Average total cost of funds:
Repurchase agreements and other debt - average funding cost	1.43%	1.34%	1.15%	1.01%	1.25%
TBA securities - average implied funding cost	1.23%	1.12%	0.88%	0.70%	1.01%
Average cost of funds, before interest rate swap cost of funds	1.39%	1.28%	1.07%	0.92%	0.96%
Interest rate swap cost of funds [7]	0.13%	0.18%	0.24%	0.34%	0.22%
Average total cost of funds [15]	1.52%	1.46%	1.31%	1.26%	1.18%
Average net interest margin, excluding "catch-up" premium amortization	1.36%	1.41%	1.55%	1.51%	1.47%

AGNC Investment Corp.
January 31, 2018

AGNC INVESTMENT CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Investment securities: [9]
Fixed-rate Agency MBS, at fair value - as of period end	$55,026	$51,104	$44,643	$43,232	$44,736
Other Agency MBS, at fair value - as of period end	$1,142	$1,234	$1,320	$1,401	$1,475
Credit risk transfer securities, at fair value - as of period end	$876	$717	$572	$383	$164
Non-Agency MBS, at fair value - as of period end	$36	$36	$31	$31	$124
Total investment securities, at fair value - as of period end	$57,080	$53,091	$46,566	$45,047	$46,499
Total investment securities, at cost - as of period end	$57,466	$53,206	$46,744	$45,354	$46,866
Total investment securities, at par - as of period end	$54,804	$50,795	$44,593	$43,298	$44,749
Average investment securities, at cost	$54,406	$46,808	$43,992	$44,215	$45,885
Average investment securities, at par	$51,914	$44,672	$41,986	$42,218	$43,802
TBA securities:
Net TBA portfolio - as of period end, at fair value	$15,742	$19,409	$17,271	$14,447	$11,165
Net TBA portfolio - as of period end, at cost	$15,739	$19,433	$17,283	$14,377	$11,312
Net TBA portfolio - as of period end, carrying value	$3	$(24)	$(12)	$70	$(147)
Average net TBA portfolio, at cost	$18,355	$18,616	$16,931	$13,460	$14,141
Average repurchase agreements and other debt [10]	$48,122	$41,406	$38,945	$39,203	$41,031
Average stockholders' equity [11]	$8,741	$8,134	$7,552	$7,310	$7,604
Tangible net book value per common share [12]	$19.69	$19.78	$19.25	$19.31	$19.50
Tangible net book value "at risk" leverage - average [13]	8.1:1	7.9:1	8.0:1	7.8:1	7.8:1
Tangible net book value "at risk" leverage - as of period end [14]	8.1:1	8.0:1	8.1:1	8.0:1	7.7:1

Key Performance Statistics:
Investment securities: [9]
Average coupon	3.71%	3.72%	3.70%	3.65%	3.63%
Average asset yield	2.84%	2.72%	2.66%	2.68%	3.43%
Average asset yield, excluding "catch-up" premium amortization	2.86%	2.82%	2.78%	2.76%	2.68%
Average coupon - as of period end	3.71%	3.67%	3.70%	3.67%	3.61%
Average asset yield - as of period end	2.89%	2.85%	2.84%	2.83%	2.77%
Average actual CPR for securities held during the period	10%	12%	11%	11%	14%
Average forecasted CPR - as of period end	8%	9%	9%	8%	8%
Total premium amortization, net	$(96)	$(97)	$(96)	$(89)	$(6)
TBA securities - average implied asset yield [6]	2.93%	2.99%	3.08%	2.81%	2.30%
Combined investment and TBA securities - average asset yield, excluding "catch-up" premium amortization	2.88%	2.87%	2.86%	2.77%	2.60%
Cost of funds:
Repurchase agreements - average funding cost	1.43%	1.34%	1.15%	1.01%	0.95%
TBA securities - average implied funding cost [6]	1.23%	1.12%	0.88%	0.70%	0.38%
Interest rate swaps - average cost of funds [7]	0.13%	0.18%	0.24%	0.34%	0.35%
Average total cost of funds, inclusive of TBAs and interest rate swap periodic costs [15]	1.52%	1.46%	1.31%	1.26%	1.15%
Repurchase agreements - average funding cost as of period end	1.57%	1.36%	1.27%	1.05%	0.98%
Interest rate swaps - average net pay/(receive) rate as of period end [16]	0.30%	0.35%	0.41%	0.46%	0.56%
Net interest margin:
Combined investment and TBA securities average net interest margin	1.35%	1.34%	1.46%	1.44%	2.02%
Combined investment and TBA securities average net interest margin, excluding "catch-up" premium amortization	1.36%	1.41%	1.55%	1.51%	1.45%
Expenses % of average stockholders' equity - annualized	0.92%	0.84%	0.85%	0.93%	0.89%
Economic return (loss) on tangible common equity - unannualized [17]	2.3%	5.6%	2.5%	1.8%	(5.6)%

AGNC Investment Corp.
January 31, 2018

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized, unless otherwise noted.
Numbers in financial tables may not total due to rounding.

1.	Table includes non-GAAP financial measures and/or amounts derived from non-GAAP measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.

2.	Amount reported in gain (loss) on derivatives instruments and other securities, net in the accompanying consolidated statements of operations.

3.	Amount is net of TBAs used for hedging purposes. Amount excludes TBA mark-to-market adjustments.

4.	Represents periodic interest costs/income on the Company's interest rate swap portfolio. Amount excludes interest rate swap termination fees and mark-to-market adjustments.

5.	"Catch-up" premium amortization (cost)/benefit is reported in interest income on the accompanying consolidated statements of operations.

6.
TBA implied cost of funds is derived from the Company's executed TBA roll levels and TBA delivery assumptions sourced from Barclays for the associated weighted average coupon, weighted average maturity, and 1-month projected CPR. TBA implied asset yields derived from the implied funding costs and gross executed TBA roll levels.

7.	Interest rate swap cost of funds represents interest rate swap periodic costs measured as a percent of total mortgage funding (Agency repurchase agreements, other debt and TBA securities).

8.
Capital losses in excess of capital gains are not deductible from the Company's ordinary taxable income, but may be carried forward for up to five years from the year of loss and applied against future net capital gains.

9.	Investment securities include Agency MBS, CRT and non-Agency securities. Amounts exclude TBA securities.

10.	Average repurchase agreements and other debt includes Agency repo, FHLB advances and debt of consolidated VIE's. Amount excludes U.S. Treasury repurchase agreements.

11.	Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.

12.	Tangible net book value per common share excludes preferred stock liquidation preference and goodwill and other intangible assets, net.

13.
Average tangible net book value "at risk" leverage during the period was calculated by dividing the sum of the daily weighted average Agency repurchase agreements, other debt and net TBA position (at cost) outstanding for the period by the sum of average stockholders' equity adjusted to exclude investments in REIT equity securities and goodwill and other intangible assets. Leverage excludes U.S. Treasury repurchase agreements.

14.
Tangible net book value "at risk" leverage as of period end was calculated by dividing the sum of the amount outstanding under Agency repurchase agreements, other debt, net TBA position (at cost) and net receivable / payable for unsettled investment securities outstanding by the sum of total stockholders' equity adjusted to exclude investments in REIT equity securities and goodwill and other intangible assets at period end. Leverage excludes U.S. Treasury repurchase agreements.

15.
Cost of funds excludes swap termination fees, forward starting swaps and costs associated with other supplemental hedges (such as swaptions, U.S. Treasury positions and U.S. Treasury repurchase agreements). Average cost of funds for the period was calculated by dividing the total Agency repurchase agreements, other debt, and implied TBA cost of funds and periodic interest rate swap costs by the average Agency repurchase agreement, other debt and TBA balance (at cost) outstanding for the period.

16.	Includes forward starting swaps not yet in effect as of reported period-end.

17.
Economic return (loss) on tangible common equity represents the sum of the change in tangible net book value per common share and dividends declared on common stock during the period over the beginning tangible net book value per common share.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on February 1, 2018 at 8:30 am ET. Interested persons who do not plan on asking a question and have internet access are encouraged to utilize the free live webcast at www.AGNC.com. Those who plan on participating in the Q&A or do not have internet available may access the call by dialing (877) 300-5922 (U.S. domestic) or (412) 902-6621 (international). Please advise the operator you are dialing in for the AGNC Investment Corp. stockholder call.

A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q4 2017 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

An archived audio of the stockholder call combined with the slide presentation will be available on the AGNC website after the call on February 1, 2018. In addition, there will be a phone recording

AGNC Investment Corp.
January 31, 2018

available one hour after the live call on February 1, 2018 through February 15, 2018. Those who are interested in hearing the recording of the presentation, can access it by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international), passcode 10115477.

For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AGNC INVESTMENT CORP.
AGNC Investment Corp. is an internally-managed real estate investment trust ("REIT") that invests primarily in residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government-sponsored enterprise or a U.S. Government agency. For further information, please refer to www.AGNC.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, general economic conditions, market conditions, conditions in the market for Agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including "net spread and dollar roll income," "net spread and dollar roll income, excluding 'catch-up' premium amortization," "economic interest income" and "economic interest expense" (both components of "net spread and dollar roll income"), "estimated taxable income" and the related per common share measures and certain financial metrics derived from such non-GAAP information, such as "cost of funds" and "net interest margin."
"Net spread and dollar roll income" is measured as (i) net interest income (GAAP measure) adjusted to include TBA dollar roll income, interest rate swap periodic costs and dividend income from REIT equity securities (referred to as "adjusted net interest and dollar roll income"), plus (ii) management fee income (GAAP measure) and less (iii) total operating expense (GAAP measure). "Net spread and dollar roll income, excluding 'catch-up' premium amortization," further excludes retrospective "catch-up" adjustments to premium amortization cost or benefit due to changes in projected CPR estimates. Related amounts available to common stockholders exclude non-recurring issuance costs of redeemed preferred stock.
By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes users will have greater transparency into the

AGNC Investment Corp.
January 31, 2018

information used by the Company's management in its financial and operational decision-making. The Company also believes that it is important for users of its financial information to consider information related to the Company's current financial performance without the effects of certain transactions that are not necessarily indicative of its current investment portfolio performance and operations.
Specifically, in the case of "adjusted net interest and dollar roll income," the Company believes the inclusion of TBA dollar roll income is meaningful as TBAs, which are accounted for under GAAP as derivative instruments with gains and losses recognized in other gain (loss) in the Company’s statement of operations, are economically equivalent to holding and financing generic Agency MBS using short-term repurchase agreements. Similarly, the Company believes that the inclusion of periodic interest rate swap settlements in such measure, which are recognized under GAAP in other gain (loss), is meaningful as interest rate swaps are the primary instrument the Company uses to economically hedge against fluctuations in the Company’s borrowing costs and inclusion of periodic interest rate swap settlement costs is more indicative of the Company’s total cost of funds than interest expense alone. In the case of "net spread and dollar roll income, excluding 'catch-up' premium amortization," the Company believes the exclusion of "catch-up" adjustments to premium amortization cost or benefit is meaningful as it excludes the cumulative effect from prior reporting periods due to current changes in future prepayment expectations and, therefore, exclusion of such cost or benefit is more indicative of the current earnings potential of the Company’s investment portfolio. The Company also believes the exclusion of issuance costs of redeemed preferred stock reported as a reduction to net income available to common stockholders under GAAP is meaningful as they represent non-recurring costs associated capital transactions and are not representative of ongoing costs. In the case of estimated taxable income, the Company believes it is meaningful information as it is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT qualification status.
However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing the Company's income tax returns, which occurs after the end of its fiscal year.
A reconciliation of GAAP net interest income to non-GAAP "net spread and dollar roll income, excluding 'catch-up' premium amortization" and a reconciliation of GAAP net income to non-GAAP "estimated taxable income" is included in this release.